Exhibit 10.4

CONTRIBUTION AGREEMENT

THIS CONTRIBUTION AGREEMENT (this “Agreement”), is made and entered into as of [•], 2020, by and among Trean Insurance Group, Inc., a Delaware corporation (“Trean”), and Trean Compstar Holdings LLC, a Delaware limited liability company (“Trean Compstar”).  Each of Trean and Compstar Holding is referred to individually as a “Party” and collectively with the other Party as the “Parties”.

R E C I T A L S

WHEREAS, Trean Compstar entered into an agreement (the “Exchange Agreement”) with Blake Baker Enterprises I, Inc., a Delaware corporation, Blake Baker Enterprises II, Inc., a Delaware corporation and Blake Baker Enterprises III, Inc., a Delaware corporation (collectively, “Blake Enterprises”), Blake Baker, and Trean Holdings LLC, dated as of June 3, 2020, pursuant to which Blake Enterprises agreed to transfer all of its 22,000,000 units designated as Class B Units (the “Class B Units”) of Compstar Holding Company LLC, a Delaware limited liability company (“Compstar Holding”), owned by Blake Enterprises, which represents [•]% of the issued and outstanding equity interests of Compstar Holding, to Trean in exchange for [•]% of the  shares of common stock, par value $0.01 per share, of Trean outstanding immediately prior to giving effect to the IPO (as defined below) of Trean;

WHEREAS, Trean Compstar currently owns 18,000,000 units designated as Class A Units (the “Class A Units”) of Compstar Holding, which represents [•]% of the issued and outstanding equity interests of Compstar Holding;

WHEREAS, Trean desires to contribute all 22,000,000 Class B Units it acquired from Blake Enterprises to Trean Compstar such that following such contribution Trean Compstar will be the sole unit holder of Compstar Holding;

WHEREAS, pursuant to the Exchange Agreement, the Limited Liability Company Agreement of Compstar Holding, as amended (the “Former LLC Agreement”), will terminate immediately following Trean’s contribution of the Class B Units to Trean Compstar, and, immediately thereafter, Trean Compstar will adopt the Limited Liability Company Agreement of Compstar Holding substantially in the form attached hereto as Exhibit A (the “New LLC Agreement”);

WHEREAS, in order to facilitate the consummation of an initial public offering of Trean (“IPO”), the board of directors of Trean has determined that it is advisable and in the best interests of Trean to contribute, assign, transfer, convey and deliver to Trean Compstar all of Trean’s right, title and interest in and to the Class B Units; and

WHEREAS, Trean Compstar desires to accept the Class B Units from Trean.

A G R E E M E N T

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.          Contribution and Acceptance.

1.1          Contribution.  In reliance on the representations and warranties contained herein, Trean hereby contributes, assigns, transfers, conveys and delivers to Trean Compstar all of Trean’s right, title and interest in and to all of the issued and outstanding Class B Units.

1.2          Acceptance.  Trean Compstar hereby accepts the contribution, assignment, transfer conveyance and deliver of all of Trean’s right, title and interest in and to the Class B Units in accordance with the terms set forth herein.

1.3          Transfer of Class B Units.  The transfer of the Class B Units will take place substantially simultaneously with (and immediately following) the closing of the transaction contemplated by the Exchange Agreement.  Under the terms of the Exchange Agreement, the Former LLC Agreement, will terminate effective immediately following Trean’s contribution of Class B Units to Trean Compstar.  Immediately following the termination of such agreement, Trean Compstar will be entering into the New LLC Agreement.

2.          Representations and Warranties of the Parties.  Each Party hereby represents and warrants to the other Party as follows:

2.1          Organization.  It is a corporation, duly incorporated, or a limited liability company, duly organized, in each case, validly existing and in good standing under the laws of its state of organization.

2.2          Authority.  It has all requisite corporate power and authority to execute and deliver this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby.  It has obtained all necessary corporate approvals for the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby.  This Agreement has been duly executed and delivered by it and (assuming due authorization, execution and delivery by the other Parties) constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

3.          Miscellaneous.

3.1          Further Assurances.  From and after the date of this Agreement, each Party, at the request of the other Party, shall take all such action and deliver all such documents as shall be reasonably necessary or appropriate to effect the Contribution as set forth in this Agreement and otherwise enable each Party to enjoy the benefits contemplated by this Agreement.

3.2          Entire Agreement.  This Agreement, together with the Reorganization Agreement, by and among Trean and such other parties named therein and the other agreements being entered into in connection with the transactions contemplated thereby, constitutes the sole and entire agreement of the Parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, representations and warranties and agreements, both written and oral, with respect to such subject matter.

3.3          Successors and Assigns.  This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and permitted assigns.  None of the Parties may assign its rights or obligations hereunder without the prior written consent of the other Parties, which consent shall not be unreasonably withheld or delayed. Any attempted assignment without such consent shall be null and void.

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3.4          No Third-Party Beneficiaries.  This Agreement is for the sole benefit of the Parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement.

3.5          Headings.  The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

3.6          Amendment and Modification; Waiver.  This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each of the Parties. No waiver by any of the Parties of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the Party so waiving. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

3.7          Governing Law; Submission to Jurisdiction.  This Agreement is made under, and shall be construed and enforced in accordance with, the laws of the State of Delaware, without giving effect to principles of conflicts of law.

3.8          Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement.  A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[signature page follows]

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

TREAN INSURANCE GROUP, INC.

By:
Name:	Andrew M. O’Brien
Title:	Authorized Signatory

TREAN COMPSTAR HOLDINGS LLC

By:
Name:	Andrew M. O’Brien
Title:	Authorized Signatory

[Signature Page to Compstar Holding Contribution Agreement]

Exhibit A
LLC Agreement of Compstar Holding